Exhibit 10.2

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT MSN 3101

BANK OF UTAH (NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE OF MSN 3101 TRUST),

Mortgagor,

-and-

VOLOFIN HOLDINGS DESIGNATED ACTIVITY COMPANY,

as agent and security agent for the Lenders, Mortgagee

Dated 11 July , 2025

One (1) Airbus A320-214 Aircraft with Manufacturer’s Serial Number 3101

1.
DEFINITIONS; INTERPRETATION.............................................................................1
2.
SECURITY......................................................................................................................4
3.
REPRESENTATIONS, WARRANTIES AND COVENANTS.....................................5
4.
REMEDIES.....................................................................................................................6
5.
DISCHARGE OF MORTGAGE...................................................................................11
6.
ASSIGNMENT..............................................................................................................11
7.
DISCLAIMER OF WARRANTIES; ABSOLUTE OBLIGATION OF

MORTGAGOR; CASH COLLATERAL......................................................................11

8.
GENERAL PROVISIONS.............................................................................................13

EXHIBIT A DESCRIPTION OF AIRCRAFT

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT MSN 3101

This AIRCRAFT MORTGAGE AND SECURITY AGREEMENT MSN 3101 (this

“Mortgage”) dated 11 July 2025 by and between BANK OF UTAH (NOT IN ITS

INDIVIDUAL CAPACITY BUT SOLELY AS OWNER TRUSTEE OF MSN 3101

TRUST), a corporation organized and existing under the laws of the State of Utah, with its address at 50 South 200 East, Suite 110, Salt Lake City, Utah 84111 not in its individual capacity but solely as owner trustee (the “Mortgagor”), and VOLOFIN HOLDINGS DESIGNATED ACTIVITY COMPANY, a designated activity company (limited by shares) incorporated under the laws of Ireland with Irish Companies Registration Office number 641180 and whose registered address and principal place of business is 32 Molesworth Street, Dublin 2, Ireland as agent and security agent for the Lenders (as defined in the Loan Agreement) (the “Mortgagee”).

RECITALS

(1)
Pursuant to the loan agreement dated 9 July , 2025 (as amended, restated, varied, supplemented, substituted and novated from time to time) and made between, among others, the Lenders, the Mortgagor as borrower and MSN 3101 Acquisition LLC as borrower (the “Beneficial Owner”, and together with the Mortgagor, the “Borrowers”) and the Mortgagee (in its capacity as agent and security agent) (the “Loan Agreement”), the Lenders agreed to make the Loan (as defined in the Loan Agreement) available to the Borrowers.

(2)
The Mortgagor desires to execute and deliver this Mortgage for the purposes, among other things, of securing the payment of the Secured Liabilities (as defined below) and the performance of the respective obligations and covenants of the Obligors to the Finance Parties under the Transaction Documents (such capitalized terms as defined in the Loan Agreement) (the “Obligations”) and for the purpose of subjecting the properties and assets described in this Mortgage to the lien of this Mortgage as security for the performance of the Obligations.

NOW, THEREFORE, in consideration of the premises and the Lenders (as defined in the Loan Agreement) advancing their respective Commitment (as defined in the Loan Agreement) and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound and to secure the performance of the Obligations and the performance of the covenants contained in this Mortgage, the Mortgagor and Mortgagee have entered into this Mortgage.

1.
Definitions; Interpretation

1.1
Definitions. In this Mortgage the following words and expressions shall have the indicated meanings:

“Aircraft” means, individually or collectively (as the context requires): (i) the Airframe,

(ii) the Engines (whether or not any of the Engines are installed on the Airframe at any relevant time), and (iii) where the context permits, the Technical Records.

“Airframe” means, collectively (i) the Airbus A320-214 airframe with Manufacturer's serial number 3101 (Registration Mark N630VA) (described on the pre-populated drop down menu of the International Registry Manufacturer List as an AIRBUS model A320), as more particularly described in Exhibit A, (ii) any and all Parts owned by the Mortgagor incorporated in, installed on, attached to or appurtenant to such airframe and, following removal from such airframe, for so long as the Mortgagor owns such Parts, (iii) all substitutions, replacements or renewals from time to time made in or to such airframe or to any of the Parts referred to in the preceding clause (ii) as required or permitted by the Transaction Documents, and (iv) where the context permits, all Technical Records pertaining to the airframe and all of its Parts.

“Bill of Sale” means each, any or both, as the context may require of (i) the warranty bill of sale executed or to be executed by the Seller in favor of the Mortgagor in respect of the Aircraft pursuant to the Sale Agreement or (ii) the FAA bill of sale executed or to be executed by the Seller in favor of the Mortgagor in respect of the Aircraft pursuant to the Sale Agreement.

“Cape Town Convention” means, collectively, the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa.

“Collateral” shall have the meaning set forth in Section 2.

"Engines" means collectively: (i) the two (2) CFM International Model CFM56-5B4/P aircraft engines bearing manufacturer’s serial numbers 697224 and 697228, as more particularly described in Exhibit A, (ii) any and all Parts owned by the Mortgagor incorporated in, installed on, attached to or appurtenant to such engines and, following removal from such engines, for so long as the Mortgagor owns such Parts, and (iii) all substitutions, replacements or renewals, including Replacement Engines, from time to time made in or to any such engine or to any of the Parts referred to in the preceding clause (ii) as required or permitted by the Transaction Documents, and (iv) where the context permits, all Technical Records pertaining to the engines and all of their Parts.

“FAA” means the Federal Aviation Administration of the Department of Transportation of the United States of America and any successor that under the laws of the United States of America shall from time to time have control or supervision of civil aviation in the United States of America or have jurisdiction over the registration, airworthiness or operation, or other matters relating to the Aircraft.

“Governing Law” means the substantive laws of the State of New York, USA without reference to conflicts of law other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

“Initial State of Registration” means United States of America;

“International Interest” has the meaning specified in the Cape Town Convention.

“International Registry” means the international registry created pursuant to the Cape Town Convention.

“Lease” means the Aircraft Lease Agreement in respect of the Aircraft dated

11 July 2025 between the Mortgagor (as lessor) and the Lessee (as lessee), and as amended, restated, and/or supplemented from time to time.

“Lessee” means Global Crossing Airlines, Inc., a Delaware corporation incorporated and existing under the laws of Delaware and headquartered at Building 5A, Miami International Airport, 4th Floor, 4200 NW 36th Street, Miami, FL 33166.

“Loan Agreement” has the meaning specified in Paragraph (1) of the recitals. “Mortgage Supplement” means a supplement to this Mortgage entered into between the

Mortgagor and the Mortgagee in form and substance satisfactory to the Mortgagee.

“NY UCC” means the Uniform Commercial Code as in effect in the State of New York. “Obligations” has the meaning specified in Paragraph (2) of the recitals.

“Person” means an individual, corporation, national banking association, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity, whether or not having a separate legal personality.

“Proceeds Deed” means that certain proceeds deed dated

9 July

2025 and

entered into by and between, among others, the Lenders, the Borrowers and the Mortgagee (in its capacity as agent and security agent).

“Prospective International Interest” has the meaning specified in the Cape Town Convention.

“Replacement Engine” shall have the meaning set forth in the Lease.

“Sale Agreement” means the aircraft sale agreement dated

9 July

2025 and

made between the Seller (as seller) and the Mortgagor (as purchaser) relating to, among other things, the Aircraft.

“Secured Liabilities” means the aggregate of the Outstanding Indebtedness under the Loan Agreement.

“Secured Period” means the period beginning on the date of the Proceeds Deed and ending on the date upon which the whole of the Secured Liabilities have been unconditionally and irrevocably paid and discharged in full.

“Seller” means Wilmington Trust Company, not in its individual capacity but solely as owner trustee;

“State of Registration” shall have the meaning given to the term “State of Registration”

in the Loan Agreement.

“Technical Records” shall have the meaning given to the term “Manuals and Technical Records” in the Loan Agreement.

“Trust Agreement” shall have the meaning given to such term in the Loan Agreement. “Trust Estate” shall have the meaning given to such term in the Loan Agreement.

1.2
Loan Agreement Definitions. Capitalized terms used but not defined in this Mortgage and defined in the Loan Agreement have the meaning given to such terms in the Loan Agreement.

1.3
Interpretation. In this Mortgage, unless the context otherwise requires or it is otherwise provided:

(a)
the terms "appliances" and "spare parts", when used in this Mortgage, have the meanings assigned to such terms in applicable law;

(b)
any law, statute, treaty or ordinance defined or referred to in this Mortgage means or refers to such law, statute, treaty or ordinance as amended from time to time, any successor or replacement law, statute, treaty or ordinance as amended from time to time, and the rules and regulations promulgated from time to time under such law, statute, treaty or ordinance;

(c)
references to this Mortgage or to any other document shall include references to this Mortgage, its Recitals and its Schedules or to such other document as amended, modified or supplemented in any manner from time to time;

(d)
references to one gender shall include all genders, and references to the plural include the singular, the singular the plural, the part the whole, and "or" has the inclusive meaning frequently identified by the phrase "and/or";

(e)
the term "including" means "including without limitation" and "including but not limited to";

(f)
any reference to a specific "Section", “paragraph”, "Schedule" or "Exhibit" refers to such Section, paragraph, Schedule or Exhibit of this Mortgage, and the words "herein,” "hereunder" and "hereof" and similar terms in this Mortgage refer to this Mortgage as a whole and not to any particular provision of this Mortgage;

(g)
captions and Section headings used in this Mortgage are for convenience only and are not a part of this Mortgage and shall not be used in construing it;

(h)
references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended and any subordinate legislation made under it;

(i)
references to the "assets" of any person shall be construed as a reference to the whole or any part of its business, undertaking, property, shareholdings, assets and revenues (including any right to receive revenues and retained earnings);

(j)
references to "law" shall include any present or future common law, statute, statutory instrument, treaty, regulation, directive, judgment, order, decree, other legislative measure, code, circular, notice, demand or injunction, including those with which it is customary for persons to whom they are directed to comply, even if compliance is not mandatory;

(k)
references to "writing" include email transmission legibly received, except in relation to any certificate, forecast, report, notice, resolution or other document which is expressly required by this Mortgage to be signed, and "written" has a corresponding meaning;

(l)
words or expressions defined in this Mortgage in a Section other than Section 1.1 shall bear the same meaning throughout this Mortgage unless otherwise provided in such Section or unless the context otherwise requires; and

(m)
references to the “Aircraft” shall constitute a separate reference to the Airframe, Engines, any Part and any of the Technical Records, as the context may require.

2.
Security
2.1
Grant of Security. In consideration of the Loan, the premises and of the covenants contained herein and in the other Transaction Documents and of other good and valuable consideration given to the Obligors, the receipt and sufficiency of which is hereby acknowledged, in order to secure the full payment when due (whether at the stated maturity, by acceleration or otherwise), and the full and timely performance and observance when due by Obligors of all of the Obligations, in each case whether scheduled or contingent, whether liquidated or unliquidated, determined or undetermined, and whether now in existence or hereafter incurred, or otherwise, Mortgagor does hereby (i) grant, bargain, transfer, convey, assign, pledge, charge, hypothecate and mortgage to Mortgagee, and grants Mortgagee a security interest, lien, and International Interest in and to, all of Mortgagor’s estate, right, title and interest, whether now held or hereafter acquired and wherever the same may be located, in, to or under the Aircraft and all the other property described in paragraphs (a) through (i) inclusive below (which collectively are included within the property mortgaged hereunder and are referred to as the “Collateral”), and (ii) grants and agrees to grant a Security and a security interest in all of its estate, right, title and interest in and to the Collateral, in each case in favor of the Mortgagee for the security and benefit of the Finance Parties:
(a)
the Aircraft, including separately or collectively the Airframe, Engines, any Replacement Engine, Parts and all Technical Records, regardless of whether any Engine from time to time is or is not installed on the Airframe and regardless of whether any such Part is from time to time installed on the Airframe or any Engine, any and all rights to deregister and export the Aircraft from the jurisdiction of the State of Registration, and including in each case all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to any of the foregoing;
(b)
all insurance policies (including the proceeds thereof) with respect to the Aircraft, the Airframe, either Engine or any Part;
(c)
all monies paid to or deposited with Mortgagor or Mortgagee and any right to the return or repayment thereof, whether pursuant to the other Collateral,

this Mortgage or the Transaction Documents or otherwise;
(d)
any and all warranty rights (which term shall include any and all rights of Mortgagor in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design, performance and patent infringement with respect to any of the Airframe, any Engine, any Replacement Engine, or any Part) that Mortgagor may have with respect to any of the Airframe, any Engine, any Replacement Engine, or any Part to the extent that such warranty rights are assignable with the consent of the provider thereof (collectively, the “Warranties”), in each case together with all rights, powers, privileges, options and other benefits of Mortgagor thereunder with respect to such Airframe, Engine, Replacement Engine or Part, including, without limitation, the right to make claims thereunder and to do any and all other things which Mortgagor is or may be entitled to do thereunder;
(e)
the Lease, together with all rights, powers, privileges, options and other benefits of the Mortgagor as lessor under the Lease, any immediate and continuing right to receive and collect all rent, income, revenues, issues, profits, insurance and reinsurance proceeds, condemnation awards and other payments, tenders and security now or hereafter payable to or receivable by it under the Lease, and any right to execute any election or option or to give any notice, consent, waiver or approval, to receive copies of all notices and other instruments or communications, to accept surrender or redelivery of the Aircraft or any part thereof in accordance with the terms of the Lease or by law, as well as any rights, powers and remedies on the part of the Mortgagor, as lessor under the Lease, respectively, to take such action upon the occurrence of any enforcement of the Lease, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease or by law, and to do any and all other things whatsoever which the Mortgagor is or may be entitled to do under or in respect of the Lease and any right to restitution from the Mortgagor, the Beneficial Owner or the Lessee or any other person in respect of any determination of invalidity of the Lease;
(f)
the Sale Agreement (including as assigned to the Mortgagor pursuant to the Sale Agreement Assignment Agreement) and the Bills of Sale;
(g)
all property which shall from time to time be subjected to the Security of this Mortgage by a Mortgage Supplement executed and delivered by the Mortgagor and Mortgagee; and
(h)
any and all proceeds of any and all of the foregoing property, including whatever is receivable or received when the foregoing property or any proceeds thereof are sold, exchanged, collected, leased or otherwise disposed of, whether such disposition is voluntary or involuntary, and including, proceeds of insurance received on account of any loss or damage to the Airframe or any Engine and other proceeds of any kind resulting from any loss or damage to, or loss of use, condemnation, confiscation, appropriation, seizure, requisition or taking of, the Airframe or any Engine or Part, and any and all general intangibles, including payment intangibles relating to any of the foregoing (collectively, “Proceeds”).

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns, for the equal and proportionate benefit and security of the Finance Parties, without any preference, distinction or priority of any one over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (a) through (i) inclusive above, subject to the terms and provisions set forth in this Mortgage.

2.2
Provisions Ancillary to Grants of Security

(a)
Mortgagor agrees that at any time and from time to time, upon the written request of the Mortgagee, it shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Mortgagee may deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the encumbrance hereunder and of the rights and powers herein granted.
(b)
It is hereby further agreed that any and all property described or referred to in Section 2.1 which is hereafter acquired by Mortgagor, shall ipso facto, and without any further conveyance, assignment or act on the part of Mortgagor or Mortgagee, become and be subject to the lien and security interest herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph (b) shall be deemed to modify or change the obligations of Mortgagor contained in the foregoing paragraph (a).
3.
Mortgagor’s Representations, Warranties and Covenants
3.1
Representations and Warranties of the Mortgagor.
(a)
Organization; Power. Mortgagor (a) is the duly appointed trustee under the Trust Agreement and pursuant thereto has full power to carry on its business as it is now being conducted and to enter into, legally bind itself by, and perform its obligations under, the Transaction Documents to which it is a party (the “Mortgagor Documents”), and (b) has complied with all material Applicable Laws relative to the business carried on by it.

(b)
Trust Authority. The execution, delivery and performance by Mortgagor of the Transaction Documents to which it is a party, the giving of security by Mortgagor as provided in the Transaction Documents and the execution, delivery and performance of each other agreement or instrument contemplated by the Transaction Documents of Mortgagor have been duly authorized by all necessary action on the part of Mortgagor, do not require approval from Beneficial Owner under the Trust Agreement or (if such approval is required) such approval has been duly obtained, will not violate any provision of the Trust Agreement or other governing documents and will not result in the breach of, constitute a default under, contravene any provision of or result in the creation of any Security (other than Permitted Liens) upon any of the Trust Estate (as defined in the Trust Agreement) or any of its property or assets pursuant to, any agreement, indenture, mortgage, note, lease or other agreement or instrument to which Mortgagor is a party or by which Mortgagor or its property may be bound or affected.
(c)
Consents. All necessary consents, resolutions and authorizations for

Mortgagor to enter into the Transaction Documents to which it is a party have been obtained, and no further consents or authorizations are necessary for the performance by Mortgagor of its obligations pursuant to the Transaction Documents.
(d)
Title to Collateral; Security. Mortgagor has full legal title to, and is the sole legal owner of and have the right to possess, the Aircraft free and clear of all Security except for Permitted Liens and the beneficial ownership of the Beneficial Owner under the Trust Agreement. Mortgagor warrants, at its sole expense, to defend the title to and possession of the Aircraft against the claims and demands of all Persons whomsoever. Mortgagor represents and warrants that the Security in the Collateral created pursuant to this Mortgage has been validly created, and no action, other than (a) the registrations of the International Interests and assignments of International Interests constituted by this Mortgage in respect of the Aircraft and the Engines with the International Registry pursuant to the Cape Town Convention and (b) the filing of Uniform Commercial Code (“UCC”) financing statements and amendments and continuation statements, as necessary, in the State of Utah with respect to the security interests created by this Mortgage or any State of Registration Mortgage, no further filing registrations, exemptions, recordings, filings, notarisations or other formal procedures is necessary to ensure the validity, enforceability and perfection in the Mortgagor’s jurisdiction of incorporation, the Initial State of Registration, the principal place of business of the Mortgagor and in accordance with New York law, of the Security in the Collateral created pursuant to this Mortgage.

(e)
No Liens. No security agreement, financing statement, equivalent security or lien instrument or continuation statement or other Security, whether voluntary or involuntary, covering all or any part of the Collateral has been placed on file or of record by any Obligor with any Government Entity or is otherwise in effect with respect to the Collateral other than those in favor of the Mortgagee.

(f)
Trust Agreement. The Trust Agreement constitutes the entire agreement with respect to the creation of the trust holding the Trust Estate (as defined therein), and assuming due authorization, execution and delivery by the Beneficial Owner, the Trust Agreement is in full force and effect with respect to Mortgagor and has not been amended, modified or supplemented. Mortgagor shall not resign as owner trustee of the trust created by the Trust Agreement without providing Mortgagee with at least 30 days’ prior written notice, and shall not amend, modify or terminate the Trust Agreement without Mortgagee’s prior written consent, which consent shall not be unreasonably withheld.

(g)
Permits. Mortgagor holds and will continue to hold all material licenses, certificates, permits and franchises from Government Entity in the State of Utah and the United States of America necessary to authorize Mortgagor to act as trustee pursuant to the Trust Agreement.
(h)
Corporate Authority. The execution, delivery and performance by Mortgagor of the Trust Agreement and any other Transaction Documents to which it is a party and the execution, delivery and performance of each other agreement or instrument contemplated by the Transaction Documents of Mortgagor have been duly authorized by all necessary action on the part of Mortgagor, do not require shareholder approval or approval or consent of any trustee or holders of any debt or obligations of Mortgagor, will not violate any provision of Mortgagor’s constitutional or governing association documents and will not result in the breach of, constitute a default under, contravene any provision of or result in the creation of any Security (other than Permitted Liens) upon any of the Trust Estate or any of its property or assets of the Trust Estate.

3.3
Covenants of the Mortgagor.

The Mortgagor will, throughout the Secured Period:

(a)
Loan Covenants: comply with all of the covenants set out in the Proceeds Deed and the other Transaction Documents;

(b)
Disposals and Encumbrances: not either in a single transaction or a series of related transactions whether voluntarily or involuntarily sell, assign, discount, pledge, charge, lease, transfer or otherwise dispose of, or deal with or grant or permit third party rights to arise over, or create or permit to subsist any Security (other than any Permitted Lien) over all or any part of the Collateral, except as otherwise expressly permitted by the provisions of the Transaction Documents;

(c)
Proceedings: institute and maintain all such proceedings as may be necessary or expedient to preserve or protect the interests of the Mortgagee and the Mortgagor in the Collateral;

(d)
All Actions: do or permit to be done each and every act or thing which the Mortgagee may from time to time reasonably require to be done for the purposes of enforcing the Mortgagee’s rights hereunder and in respect of the Collateral and will allow its name to be used as and when reasonably required by the Mortgagee for that purpose;

(e)
Termination or Amendment: except as otherwise expressly permitted by the Transaction Documents, not agree to any termination, cancellation or amendment to the terms of the Transaction Documents to which it is a party or the Insurances, release any person from any of their respective obligations thereunder or waive any breach of the obligations of or consent to any such act or omission of any such person as would otherwise constitute such breach, without the prior written consent of the Security Agent;

(f)
Notification: promptly notify the Mortgagee of:

a.
any default of which the Mortgagor or any other party under a Transaction Document or the Insurances has knowledge required to be notified by it pursuant to clause 20.3 (Defaults) of the Loan Agreement;
b.
any Transaction document or the Insurances being frustrated or the performance thereof becoming impossible or substantially different from that contemplated originally by the parties thereto.

(g)
International Interests: at the Mortgagee’s request, establish and maintain an account with the International Registry and appoint an administrator and/or a professional user entity acceptable to the Mortgagee to make registrations in respect of the Collateral. The Mortgagor shall register and hereby consents to the registration of first priority International Interests (with the right to discharge the International Interests created by this Mortgage held in favor of the Mortgagee and assignments of associated rights) in connection with such International Interests, the Collateral and this Mortgage. The parties agree that this Mortgage is effective to constitute an International Interest in each of the Airframe and each Engine and an “assignment” of “associated rights” in relation to the international interest created over the Lease and an Event of Default is a “default”, in each case for the purposes of the Cape Town Convention; and

(h)
Restrictions: not take or omit to take any action whereby the taking or omission of which might adversely affect the interests of the Mortgagee in the Collateral and shall not register any Prospective International Interest or International Interest or contract of sale (or any amendment, modification, supplement, subordination of subrogation thereof) with the International Registry without the prior written consent of the Mortgagee which may be withheld in its sole discretion, and, in respect of the security interest created hereunder in all monies paid to or deposited with the Mortgagor and Mortgage pursuant to Section 2.1(c), Mortgagor shall not open any “Deposit Accounts” (as such term is defined in the NY UCC) with any Bank (as such term is defined in the NY UCC) in the United States without simultaneously entering into a deposit account control agreement with the Mortgagee and any account bank, as applicable.

4.
Remedies.
(a)
General. If an Event of Default shall have occurred and be continuing, then and in every such case, Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies set forth in this Section 4, and may exercise any and all of the rights and remedies of a secured party under the UCC, and Applicable Law, and may exercise any and all remedies available to a creditor under the Cape Town Convention and/or any other applicable law.
(b)
Possession of Collateral. As may be requested by Mortgagee, Mortgagor shall promptly deliver or cause to be delivered to Mortgagee or to such agents or representatives designated by Mortgagee, at such time or times and place or places as Mortgagee may specify, without risk or expense to Mortgagee, all or any part of the Collateral, including such instruments of title and other documents as Mortgagee may deem necessary or advisable to enable Mortgagee or an agent or representative designated by Mortgagee, at such time or places as Mortgagee may specify, to obtain possession of all or part of the Collateral to which Mortgagee shall at such time be entitled hereunder, to de-register the Aircraft from the State of Registration and change the registration of the Aircraft or to otherwise facilitate the exercise of the above-mentioned rights and remedies. If Mortgagor shall for any reason fail to deliver such Collateral or part thereof after such demand by Mortgagee, Mortgagee may

(i) seek to obtain a judgment conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of all or any part of the Collateral and to de-register the Aircraft from the State of Registration and assist with the re-registration of the Aircraft, and (ii) pursue all of any part of the Collateral wherever it may be found and may enter into any of the premises of Mortgagor wherever the Collateral may be or be supposed to be and search for, take possession of, and remove the Collateral or any part thereof. Mortgagor covenants and agrees to pay to Mortgagee, upon demand, all expenses of obtaining any judgment or of pursuing, searching for and taking any part of the Collateral, including, without limitation, repossession costs, legal fees, storage, maintenance, refurbishment and insurance costs, airport and overflight collection costs and sale costs (including sales taxes). Upon any such taking of possession, Mortgagee may, from time to time, at the expense of Mortgagor, make all such expenditures for maintenance, refurbishment, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral or any part thereof, as it may deem necessary or advisable in order to cause the Collateral or any part thereof to be in the condition required hereunder or to remarket the Collateral or any part thereof for sale or lease. In each such case, Mortgagee shall have the right to use, operate, lease, store or control the Collateral and any part thereof as Mortgagee shall deem necessary or advisable, including the right to enter into any and all such agreements with respect to the maintenance, refurbishment, operation, leasing or storage of the Collateral or any part thereof as Mortgagee may determine. During that time, Mortgagee shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof.

(c)
Sale of Collateral. Mortgagee, with or without taking possession of the Collateral, (i) may, to the extent permitted by Applicable Law, sell at one or more sales, the Collateral or any part thereof, at public or private sale, at such place or places and at such time or times and upon such terms, including terms of credit (which may include the retention of title by Mortgagee to the property so sold), as Mortgagee may determine, whether or not the Collateral shall be at the place of sale (it being agreed that ten (10) Business Days’ notice of the initial date of any such sale shall be deemed commercially reasonable); and (ii) may proceed to protect and enforce its rights under any Collateral by suit, whether for specific performance of any covenant herein contained, or in aid of the execution of any power herein granted, and the sale of the Collateral or any part thereof under the judgment or decree of a court of competent jurisdiction, or for the enforcement of any other right, as Mortgagee may determine.
(1)
At any public sale or sales of the Collateral or any part thereof by Mortgagee pursuant to Section 4(c)(i), Mortgagee may consider and accept bids requiring the extension of credit to the bidder and may determine in its sole discretion the highest bidder at such sale, whether or not the bid of such bidder shall be solely for cash or shall require the extension of credit. In the event of any sale of the Collateral, or any part thereof, under this Section 4(c) on terms of credit, Mortgagee shall receive and hold as security for the Obligations, all agreements and instruments evidencing the indebtedness of purchasers, shall administer and enforce the same and shall collect all moneys becoming due thereunder. Mortgagee is hereby authorized in its discretion to sell and dispose of the indebtedness evidenced by such agreements or instruments and to collect the proceeds thereof.
(2)
At any sale of the Collateral or any part thereof under this Section 4(c), Mortgagee may bid for and purchase the property offered for sale, may take payments on account thereof as herein provided, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. In the case of any sale of the Collateral or any part thereof under this Section 4(c),

Mortgagee shall be entitled, for the purpose of making payment for the property purchased, to use any Obligations which are then due and payable as a credit toward payment of the purchase price and thereupon Mortgagee shall be credited on account of such purchase price with the appropriate portion of such net proceeds.

(3)
Mortgagee, to the extent permitted by Applicable Law, may from time to time adjourn any sale by announcement at the time and place appointed for such sale or for any adjournment thereof and without further notice or publication, except as may be required by Applicable Law, such sale may be made at the time and place to which the same shall have been so adjourned.
(4)
Upon the completion of any sale under this Section 4(c), full title and right of possession to the Collateral or any part thereof so sold shall (subject to any retention of title by Mortgagee as part of the terms of such sale) pass to the accepted purchaser or purchasers forthwith upon the completion of such sale, and Mortgagor shall deliver in accordance with the instructions of Mortgagee, the Collateral or any portion thereof so sold. If Mortgagor shall for any reason fail to deliver the Collateral or any part thereof after receiving instructions from Mortgagee, Mortgagee shall have all of the rights granted to Mortgagee upon failure of Mortgagor to deliver the Collateral in accordance with instructions of Mortgagee as provided above. Mortgagee may execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments of conveyance, sale and transfer of all property sold, and Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor to make all necessary conveyances of the property so sold; provided such power shall be exercisable by Mortgagee after the occurrence of an Event of Default. Nevertheless, if so requested by Mortgagee or by any purchaser, Mortgagor shall confirm any such sale or transfer by executing and delivering to Mortgagee or to such purchaser all proper instruments of conveyance and transfer and releases as may be designed in such request.
(5)
The Collateral being sold shall be conveyed on as “as is where is basis.” Every sale completed pursuant to this Section 4(c), to the extent permitted by Applicable Law, shall operate to divest all right, title, interest claim and demand whatsoever of Mortgagor of, in and to the property so sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor and its successors and assigns, and all other persons claiming the property sold or any part thereof through Mortgagor or its successors or assigns.
(6)
The receipt by Mortgagee or by the court officer conducting any such sale shall be full and sufficient discharge to any purchaser for the purchase price of any property sold pursuant to this Section 4(c), and no such purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt shall be bound to see to the application of such purchase price for any purpose of this Mortgage or any other Transaction Document, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase price or any part thereof, to be bound to inquire as to the propriety of any such sale (provided, however, that the foregoing shall not affect Mortgagee’s obligation to apply such proceeds as provided herein).
(d)
Irrevocable Power of Attorney in Fact. The Mortgagor hereby:
(1)
irrevocably and by way of security constitutes and appoints Mortgagee and any employee, officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full power and authority in the place and stead of Mortgagor and in the name of Mortgagor or in its own name, from time to time in Mortgagee's sole discretion, for the purpose of carrying out the terms of and enforcing any rights and remedies under this Mortgage (including but not limited to (i) register, re-register or renew the registration of the Aircraft in the name of the Mortgagor and the submission of any information or forms for the registration, re-registration or renewal of said registration, (ii) sale, lease, manage, operate, maintain the Aircraft or any Engine; or terminate, release or disclaim any rights, interests or agreements associated with the Aircraft or any Engine);
(2)
irrevocably authorizes Mortgagee and any employee, officer or agent thereof to take any and all appropriate action in the name of the Mortgagor and to make, execute, deliver, file and/or record any and all instruments or documents in the name of the Mortgagor (including, without limitation, any UCC financing statements, UCC continuation statements or UCC amendments, filings with the Aviation Authority, International Registry registrations or services agreements, bills of sale, releases, terminations, request to reserve, assign or change aircraft registration numbers, aircraft registrations, airworthiness documents or applications for ferry flight permits) that may be necessary or desirable to accomplish the purposes of this Mortgage;
(3)
Mortgagor ratifies and confirms and will ratify and confirm any action taken and document executed by the Mortgagee by virtue of this power of attorney;
(4)
any officer, director, or manager of Mortgagee may execute documents for Mortgagee in its capacity as attorney in fact for Mortgagor;
(5)
this power of attorney shall be conclusive and binding upon Mortgagor and no person or corporation shall be under any obligation to make any inquiries as to whether or not this power of attorney has been revoked, all parties may rely on an executed copy of this power of attorney and the revocation or termination of this power of attorney shall be ineffective as to any documents executed pursuant to this power of attorney; and
(6)
the power of attorney set forth herein shall be deemed coupled with an interest and shall expire only at the end of the Secured Period.

Save for any authorizations granted in favor of Mortgagee pursuant to Section 4(d)(2), which shall be exercisable by or on behalf of Mortgagee from the date of this Mortgage, this power of attorney shall not be exercisable by or on behalf of the Mortgagee except upon the occurrence of an Event of Default and at any time thereafter while the same is continuing.

(e)
Payments Received by Mortgagor. Upon demand of Mortgagee at any time upon the occurrence and during the continuance of an Event of Default, any proceeds, when collected by Mortgagor, whether consisting of cash, checks, notes, drafts, bills of exchange, money orders, commercial paper of any kind whatsoever or other documents, received in payment for the Collateral or any part thereof, or the lease thereof, shall be promptly forwarded to Mortgagee by Mortgagor in precisely the form received, except for its endorsement when required, and until so turned over, any such proceeds shall be deemed to be held in trust by Mortgagor for and as the property of Mortgagee. Such proceeds, when delivered, shall be held as security for the Obligations and shall not constitute payment thereof and, to the extent that an account to hold such proceeds is established in the United States, Mortgagee shall enter into an account control agreement with Mortgagor and the “account bank” holding such account.

(f)
Appointment of Receiver. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall be entitled, as a matter of right as against

Mortgagor without notice or demand and without regard to the adequacy of the security for the Obligations or the solvency of Mortgagor, to the appointment of a receiver of the Collateral, and of the tolls, rents, revenues, issues, income, products and profits thereof, but, notwithstanding the appointment of a receiver, Mortgagee shall be entitled to retain possession and control of cash held by, or required to be deposited with, Mortgagee hereunder and may withdraw and direct such cash without the consent of the Mortgagor.
(g)
Suits to Preserve and Protect the Collateral. After the occurrence and during the continuance of an Event of Default, Mortgagee shall have power to institute and to maintain such suits and proceedings as it may deem reasonable to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the terms of this Mortgage or the other Transaction Documents, and such suits and proceedings as Mortgagee may deem reasonable to preserve or protect its interests in the Collateral and in the tolls, rents, revenues, issues, income, products and profits arising therefrom; including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of Mortgagee.
(h)
Discontinued Proceedings. In case Mortgagee shall have proceeded to enforce this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Mortgagee, Mortgagor and Mortgagee shall without further act be restored to their former positions and rights hereunder in respect of the Collateral, and all rights and remedies of Mortgagee shall continue as though no such proceeding had been taken.
(i)
Application of Proceeds. All amounts received by Mortgagee following the occurrence of an Event of Default, including, without limitation, the proceeds of any lease, sale or other disposition of the Collateral or any part thereof received by Mortgagee (less all out-of-pocket costs, fees or expenses incurred in relation to such sale, lease or disposition) shall be applied in accordance with the provisions of the Proceeds Deed.
(j)
Application of Cash Collateral. Any monies paid to or retained by Mortgagee which Mortgagee is entitled to hold under the terms hereof or any other Transaction Document pending the occurrence of some event or the performance of some act (including the remedying of an Event of Default) shall be applied in accordance with the provisions of the Proceeds Deed.
(k)
Cape Town Convention. After the occurrence and during the continuance of an Event of Default, and in addition to any other remedies set forth in this Section 4, Mortgagee may employ all remedies available to a creditor under the Cape Town Convention (and Mortgagor affirmatively agrees that Mortgagee has all the rights and remedies granted a creditor under the Cape Town Convention), including but not limited to

(a) if Mortgagor is in possession, custody or control of the Aircraft to enter Mortgagor’s or any other person’s premises and take possession of such Aircraft; (b) to require Mortgagor to assemble and make available such Aircraft at a location selected by Mortgagee; (c) to sell, lease or otherwise dispose or cause the Mortgagor to sell, lease or otherwise dispose of the Aircraft; (d) to collect or receive any income, rents or profits arising from the management or use of the Aircraft; (e) to procure the deregistration of the registration of the Aircraft and export of the Aircraft to a jurisdiction of Mortgagee’s choice including pursuant to any Irrevocable Deregistration and Export Request Authorization (an “IDERA”) issued in favor of the Mortgagee and as authorized by the Cape Town Convention; and (f) apply for a court order authorizing these remedies. After the occurrence and during the continuance of an Event of Default, Mortgagee may also, pending final determination of its claim in any court proceeding, obtain speedy relief in the form of an order providing for (i) preservation of the object and its value; (ii) possession, control or custody of the object; (iii) immobilization of the object; (iv) lease or, except where covered by clauses (i) to (iii) preceding, management of the object and the income therefrom; and (v) sale and application of proceeds therefrom.

(l)
Remedies Cumulative. No remedy given in this Section 4 is intended to be exclusive, and each shall be cumulative to each other remedy provided in this Section 4 and to each other right or remedy Mortgagee may have under any of the other Transaction Documents, the NY UCC (or the Uniform Commercial Code governing the priority or perfection in another jurisdiction as may be specified under Section 9-301 of the NY UCC) or other Applicable Law. The exercise of any one remedy shall not be deemed an election of such remedy or preclude the exercise of any other remedy; provided, however, that upon recovery of the full amount of the Obligations from Mortgagor in any such action without having to repossess and dispose of the Collateral, Mortgagee shall transfer the Collateral to Mortgagor, without representation or warranty of any nature whatsoever other than as to the absence of any Security or encumbrance created by Mortgagee unrelated to the transactions contemplated by this Mortgage and the other Transaction Documents, at its then location. No express or implied waiver by Mortgagee of any breach of Mortgagor’s obligations hereunder shall constitute a waiver of any other breach of Mortgagor’s obligations hereunder.
5.
Discharge of Mortgage. Following the full and final discharge of the Obligations and provided that no Event of Default shall have occurred and be continuing hereunder, the Mortgagee shall promptly duly discharge this Mortgage, release the security hereby constituted and release the Mortgagor from any obligations hereby created and this Mortgage and the lien, rights and interests hereby granted shall cease, terminate and become null and void, and Mortgagee acting as such hereunder shall cause satisfaction and discharge of this Mortgage to be entered upon the record and shall execute and deliver such instruments of satisfaction or release as may be reasonably necessary.
6.
Assignment. So long as any of the Obligations remain outstanding, Mortgagor may not assign or transfer this Mortgage or any of its obligations under this Mortgage or any of its interests in the Aircraft in any manner whatsoever, without the prior written consent of the Mortgagee, which consent may be granted, withheld or conditioned as Mortgagee may deem appropriate in its sole and absolute discretion. This Mortgage may be assigned by the Mortgagee at any time, subject to the requirements set forth in the Loan Agreement and other Transaction Documents.
7.
Disclaimer of Warranties; Absolute Obligation of Mortgagor; Cash Collateral.
(a)
The Mortgagor’s obligation to pay any amounts (including interest thereon) and all other amounts due and owing under the terms of this Mortgage and the other Transaction Documents shall be absolute and unconditional and shall not be affected by any circumstance whatsoever including (i) any set-off, counterclaim, recoupment or other right which the Obligors may have against the Mortgagee or any other Person for any reason whatsoever, (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage or loss or destruction of, the Aircraft, or any interference, interruption or cessation in or prohibition of the use or possession thereof by the Mortgagor for any reason whatsoever, including any such interference, interruption, cessation or prohibition resulting from the act of any government entity or any violation by the Mortgagee of any of its obligations hereunder or under any other Transaction Documents, (iii) any encumbrances or rights of others with respect to the Aircraft, (iv) the invalidity or unenforceability or lack of due authorization or other infirmity or disaffirmance of this Mortgage or any provision hereof or any other Transaction Document or any lack or right, power or authority of the Mortgagee or the Mortgagor to enter into this Mortgage or any other Transaction Document, (v) any insolvency, bankruptcy, examinership, reorganization or similar proceedings by or against the Mortgagee or the Mortgagor or (vi) any other cause whether similar or dissimilar to the foregoing, any present or future law notwithstanding, it being the intention of the parties that all amounts payable by the Mortgagor hereunder and under the other Transaction Documents shall continue to be payable in all events and at the times provided herein.
(b)
Mortgagor agrees that (i) Mortgagee shall be entitled to commingle any and all funds held by Mortgagee as cash collateral pursuant to this Mortgage (including, but not limited to, any funds not paid to Mortgagor due to the existence of any Event of Default) with Mortgagee’s general or other funds, (ii) Mortgagee will have no obligation to pay any interest thereon, (iii) Mortgagee will not hold any such funds as agent or in trust for Mortgagor or in any similar fiduciary capacity.
(c)
If Mortgagor fails to perform or comply with any of its agreements contained in this Mortgage and the other Transaction Documents (in each case beyond any applicable grace period therefore), Mortgagee may itself perform or comply with such agreement (including the agreement of Mortgagor to maintain insurance on the Collateral), and the amount of out-of-pocket expenses of Mortgagee incurred in connection with such performance of or compliance with such agreement, as the case may be, shall be payable by Mortgagor to Mortgagee on demand and shall constitute Obligations.
8.
General Provisions.
(a)
Counterparts. This Mortgage may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
(b)
Severability, Amendment, Construction and Applicable Law.
(i)
Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall to the extent permitted by Applicable Law, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(ii)
No term or provision of this Mortgage may be changed, waived, discharged or terminated orally, but only by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.
(iii)
The captions in this Mortgage are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
(iv)
THIS MORTGAGE INCLUDING ALL MATTERS OF

CONSTRUCTION, VALIDITY AND PERFORMANCE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF EXCEPT FOR SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(v)
Mortgagor irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court, in each case, sitting in the City of New York, Borough of Manhattan in connection with any action or proceeding arising out of or relating to this Mortgage, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Mortgage, or a breach of this Mortgage or any such document or instrument.
(vi)
Mortgagor waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Mortgage brought in the State of New York, and further irrevocably waives, to the full extent permitted by law, any claim that any such action or proceeding brought in such State has been brought in an inconvenient forum. Mortgagor and Mortgagee hereby irrevocably and unconditionally waives, to the full extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Mortgage or the transactions contemplated hereby. In any such action or proceeding, Mortgagor waives, to the full extent permitted by law, personal service of any summons, complaint, or other process and agrees that service thereof may be made by first class, certified mail (requesting return receipt) to its address referred to in

Section 9(c) hereof. Subject to applicable law, within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding Mortgagor shall appear or answer such summons, complaint, or other process. Should Mortgagor so served fail to appear or answer within such thirty (30) day period or such extended period, as the case may be, Mortgagor shall be deemed in default and judgment may be entered in favor of Mortgagee against Mortgagor for the amount as demanded in any summons, complaint, or other process so served.

(c)
Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be made at the addresses, in the manner and with the effect provided in the Proceeds Deed.
(d)
Mortgage Delivered in New York. THIS MORTGAGE IS BEING DELIVERED IN THE STATE OF NEW YORK.
(e)
Subordination. To the extent that Mortgagor has perfected any security interest it may hold in any of the Collateral, Mortgagor acknowledges and agrees that all such security interests have been assigned to Mortgagee hereunder and any such security interest is expressly subordinated to Mortgagee’s security interest and the Mortgagee’s security interest shall have priority. For so long as the lien of this Mortgage is in effect, Mortgagee shall have the sole rights to enforce the security interest in the Collateral, and any enforcement rights of Mortgagor are expressly subject to, and fully subordinated to, any and all enforcement action taken by Mortgagee.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the undersigned have executed this Aircraft Mortgage and Security Agreement MSN 3101 as of the day and year first above written.

SIGNED by )

BANK OF UTAH (NOT IN ITS INDIVIDUAL )

CAPACITY BUT SOLELY AS )

OWNER TRUSTEE OF MSN 3101 TRUST) )

)

By:

Name: Michael Arsenault

Title: Senior Vice President

VOLOFIN HOLDINGS DESIGNATED ACTIVITY COMPANY,

in its capacity as agent and security agent for the Lenders, as Mortgagee

By: _

Name: Julian Dunphy

Title: Director

Exhibit A

DESCRIPTION OF AIRCRAFT

Airframe	One (1) Airbus A320-214 aircraft bearing manufacturer’s serial number 3101 and US

Registration Mark N630VA
Engines	Two (2) CFM International model CFM56- 5B4/P engines bearing manufacturer’s serial numbers 697224 and 697228